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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use in this Form S-4 Registration Statement of our report dated October 15, 1998 included herein, pertaining to the consolidated financial statements of Vail Resorts, Inc. and subsidiaries as of July 31, 1998 and September 30, 1997 and for the ten-month period ended July 31, 1998 and the years ended September 30, 1997 and 1996, and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP

Denver, Colorado

September 7, 1999